EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-88049 and 333-124774) of Kennametal Inc. of our report dated June 24, 2005 relating to the financial statements of the Kennametal Retirement Income Savings Plan (formerly known as the Greenfield Industries, Inc. Retirement Income Savings Plan), which appears in this Form 11-K.

/s/ Schneider Downs & Co., Inc.
Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania
June 28, 2005

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